UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 12, 2015

LIBERTY TAX, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35588	27-3561876
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454
(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2015, the Compensation Committee of the Board of Directors of Liberty Tax, Inc. (the “Company”) approved an Amended and Restated Employment Agreement (the “Amended Agreement”) for the Company’s President and Chief Executive Officer, John T. Hewitt. The Amended Agreement was executed on June 12, 2015.

The amendments to Mr. Hewitt’s prior employment agreement that are included in the Amended Agreement provide, at Mr. Hewitt’s request, for the reduction of his annual base salary to $1.00, and for an adjustment to the annual discretionary incentive bonus for which he is eligible to a maximum amount of the combined base annual salary and bonus potential Mr. Hewitt would have been eligible to receive under the terms of Mr. Hewitt’s prior employment agreement.

The foregoing description of the Amended Agreement is a summary of the material terms of the Amended Agreement and is qualified in its entirety by reference to the full text of the Amended Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement dated June 12, 2015, by and among Liberty Tax, Inc., JTH Tax, Inc. and John T. Hewitt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: June 12, 2015	By:	/s/ James J. Wheaton
James J. Wheaton
Vice President and General Counsel

EXHIBIT INDEX

Exhibit 10.1	Amended and Restated Employment Agreement dated June 12, 2015, by and among Liberty Tax, Inc., JTH Tax, Inc. and John T. Hewitt.